                               ALTA GOLD CO.
                          ----------------------
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               June 9, 1995

TO THE STOCKHOLDERS OF ALTA GOLD CO.:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of
Stockholders of Alta Gold Co., a Nevada corporation (the
"Company"), will be held on June 9, 1995 at 10:00 a.m., local time, at the St. Tropez Hotel located at 455 East Harmon Avenue, Las
Vegas, Nevada 89109 (the "Annual Meeting" or "Meeting"), for the following purposes:

     1. To elect three (3) directors to serve for a three year period, or until their respective successors shall be duly elected or appointed.

     2. To transact such other business as may properly come before the Meeting, or any adjournment or postponement thereof.

     The Board of Directors has established April 14, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting, or any adjournment or postponement thereof.

     Stockholders are cordially invited to attend the Annual Meeting. Regardless of whether you expect to attend the Annual Meeting in person, we urge you to read the attached Proxy
Statement and sign, date and mail the accompanying proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the Annual Meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each card should be completed and returned to assure that all of your shares are voted.

     A copy of the Company's 1994 Annual Report is enclosed herewith. Please take time to read this report.

                          BY ORDER OF THE BOARD OF DIRECTORS

                          Margo R. Bergeson
                          Secretary

Henderson, Nevada
April 20, 1995

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU
OWN

Please indicate your voting instructions on the enclosed proxy card, date, and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is necessary if mailed in the United States.

                    PLEASE MAIL YOUR PROXY PROMPTLY

                              ALTA GOLD CO.

                  601 Whitney Ranch Drive, Suite 10
                       Henderson, Nevada 89014
                -------------------------------------------------

                             PROXY STATEMENT
                                   FOR
                    ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD JUNE 9, 1995
               ----------------------------------------------------


                           GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alta Gold Co. (the
"Company")  of proxies, in the enclosed form, for use at the 1995
Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Friday, June 9, 1995, at 10:00 a.m., local time, at the St. Tropez Hotel, 455 East Harmon Avenue, Las Vegas, Nevada 89109.
The purposes of the Meeting are set forth in the accompanying
Notice of Annual Meeting of Stockholders.

     The approximate date upon which this Proxy Statement, the enclosed proxy and the attached Notice of Annual Meeting of Stockholders are first being sent to stockholders is April 20, 1995. The Annual Report of the Company to its stockholders, which includes audited financial statements for the Company's fiscal year which ended December 31, 1994, is being mailed to stockholders of the Company simultaneously with this Proxy Statement. The Annual Report is not and should not be regarded as material for the solicitation of proxies or as a communication by means of which solicitation is made with respect to the Meeting.

     Proxies in the enclosed form will be effective if properly executed, returned to the Company prior to the Meeting, and not revoked. The common shares represented by each effective proxy will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all common shares represented by such proxy will be voted FOR each matter specified in the accompanying Notice of Annual Meeting of Stockholders and, as to any other matters of business which properly come before the Meeting, will be voted by the named proxies as directed by the present Board of Directors.

     A stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person (attendance at the Meeting will not, however, constitute revocation of a proxy without further action by the stockholder). Any written notice revoking a proxy should be sent to the principal executive offices of the Company, addressed as follows:
Alta Gold Co., 601 Whitney Ranch Drive, Suite 10, Henderson,
Nevada 89014, Attention:  Margo R. Bergeson, Secretary.

     Only stockholders of record at the close of business on April 14, 1995, are entitled to notice of, and to vote at, the Meeting. At the record date, 27,991,685 of the Company's common shares, par value $0.0001 per share, were issued and outstanding. Each of the Company's common shares is entitled to one vote upon each matter presented to stockholders at the Meeting. No cumulative voting is authorized in connection with the election of directors.

     The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence of a quorum for the transaction of business, but will have no legal effect. If a stockholder abstains from voting certain shares, such shares will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will not be considered as votes cast with respect to a particular matter.

     The Company intends to treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter, broker non-votes will not be considered as votes cast with respect to a particular matter.

     The entire cost of soliciting proxies for use at the Meeting will be borne by the Company. Following the initial solicitation of proxies by mail beginning on or about April 20, 1995, certain officers, directors and employees of the Company may solicit proxies by correspondence, telephone, telegraph, telecopy, other electronic means or in person, without extra compensation. The Company will pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy soliciting material to their principals. In addition, Morrow & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies. Such solicitation may be made by mail, telecommunication or in person. The estimated aggregate cost of the services of Morrow & Co., Inc. for soliciting proxies for the Company is $4,000.


                               PROPOSAL ONE
                          ELECTION OF DIRECTORS

NOMINEES AND INFORMATION

     At the Annual Meeting, three directors to serve as Class I directors are to be elected. The Company's Articles of Incorporation provide for the classification of the Company's Board of Directors.
At each annual meeting of stockholders, successors elected to the director class then standing for election shall be elected for a three-year term expiring at the third annual meeting of stockholders following their election. All directors shall serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Proxies cannot be voted for a greater number of persons than the number of nominees named.

     The persons named as proxy holders in the enclosed proxy cards (Margo R. Bergeson and John A. Bielun) have advised the
Company that, unless a contrary direction is indicated on the proxy card, they intend to vote for the three nominees named below. They have also advised that in the event any of the three nominees shall not be available for election, they will vote for the election of such substitute nominee or nominees, if any, as the Board of Directors may propose. The Board of Directors has no reason to believe that any nominee will be unavailable to serve on the Board.

     The names of the nominees and certain information about each of them is set forth below:

                                                            Year First
                                                             Elected
     Name               Age     Principal Occupation       As a Director
     ------------      -----    -------------------------  -------------
     Robert N. Pratt    64      Chairman of the Board,        1987
                                  Chief Executive Officer
                                  and President

     Ralph N. Gilges    57      Business Executive            1993

     Thomas A. Henrie   72      Business Executive            1992


    ROBERT N. PRATT has served as Chairman of the Board, President and Chief Executive Officer of the Company since January 1, 1992, and as a director of the Company since July 1987. Mr. Pratt was previously employed as President and Chief Operating Officer of Bonneville Pacific Corporation from 1987 to 1990. Mr. Pratt was also President of White River Shale Oil Corporation from 1981 to 1985. Previously Mr. Pratt was employed by Kennecott Copper Corporation, where he served as Senior Vice-President for Marketing and Refining from 1979 to 1981, as General Manager of the Utah Copper Division from 1976 to 1979, and as President of Kennecott Sales Corporation from 1972 to 1976. Mr. Pratt is a former Director of the Salt Lake City Branch of the Federal Reserve Bank of San Francisco.

    RALPH N. GILGES was elected as a director of the Company on June 7, 1993. Mr. Gilges has had over thirty years of experience in mining and manufacturing. From 1982 to 1991, he was employed by Golden Cat Corporation where he held various positions including Vice Chairman and Executive Vice President of Operations/Administration. Prior to that, Mr. Gilges worked five years for Bunker Hill Company, eventually as Vice President-Metallurgy. His previous employment includes various positions with Kennecott Copper Corporation and Roan Consolidated Mines, Ltd.
Mr. Gilges served on the Advisory Board of the College of Mines and Earth Resources-University of Idaho. Since April 1992, Mr. Gilges has been President and owner of Airdale Pet Services, Inc. and Pet Management of Indiana, Inc.

    DR. THOMAS A. HENRIE was elected as a director of the Company on May 8, 1992. Dr. Henrie is a former Chief Scientist,
Acting Director, Deputy Director, and Associate Director of Mineral and Material Research and Development at the United States
Bureau of Mines. Dr. Henrie has authored numerous technical reports and holds fifteen patents in the field of extractive metallurgy. He has served as Chairman of the Extractive Metallurgy Division of the American Institute of Mining Engineers (AIME), Vice President of the AIME and President of the Metallurgical Society. Dr. Henrie is presently a principal of The Henrie Group, a firm which provides metallurgical consulting services.


             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
             THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL
                                    ---
               THREE OF THE NOMINEES SET FORTH ABOVE.

                   DIRECTORS AND EXECUTIVE OFFICERS

    The following table lists the names, ages and positions held by all directors and executive officers of the Company as of April 14, 1995. The Board of Directors is separated into three classes, each of which is elected in sequential years for three-year terms. Directors serve until the next annual meeting of stockholders at which members of their class are elected and until their successors have been duly elected or appointed. Executive officers serve at the discretion of the Board of Directors. There are no family relationships among any directors or executive officers of the Company.

                                                            Year First
                                                            Elected or
Name                     Age   Position(s)                  Appointed
- - --------------------     ---   -------------------------    ---------
Robert N. Pratt  (1)     64    Chairman of the Board,         1992
                                 Chief Executive Officer,
                                 President

Ralph N. Gilges  (1)     57    Director                       1993

Thomas A. Henrie  (1)    72    Director                       1992

Iwao Ino  (3)            67    Director                       1989

John A. Keily  (2)       58    Director                       1992

F. Steven Mooney  (2)    60    Director                       1993

Thomas D. Mueller  (3)   55    Director                       1994

Toshiaki Tanaka  (2)     71    Director                       1987

John A. Bielun           43    Vice-President of Finance      1992
                                 and Administration

James S. Goff            63    Vice-President of              1992
                                 Engineering and
                                 Construction

Brian K. Jones           43    Vice-President of
                                 Exploration                  1995

Margo R. Bergeson        41    Secretary                      1994
__________________

  (1) Serves in Class I of the Board, which class shall be eligible for nomination and election at the 1995 Annual Meeting of stockholders.

  (2) Serves in Class II of the Board, which class shall be eligible for nomination and election at the 1996 Annual Meeting of stockholders.

  (3) Serves in Class III of the Board, which class shall be eligible for nomination and election at the 1997 Annual Meeting of stockholders.

BUSINESS BIOGRAPHIES

    IWAO INO was elected as a director of the Company effective upon the merger of Pacific Silver into the Company in 1989. Mr. Ino previously served as a director of Pacific Silver from October 1986 to the time of merger. Mr. Ino has been employed as a principal of Makaloa Consultants, Inc., since 1985. He was previously employed as an Agency Manager for Equitable Life Assurance Society.

    JOHN A. KEILY was appointed a director of the Company on March 6, 1992. Mr. Keily has more than 30 years experience managing mining and processing facilities throughout North and South America. Mr. Keily served as Vice President of Operations for the Company from May 1990 to December 31, 1990. Mr. Keily has served as the Chief Operations Officer of Bond International Gold and previously, was the President of Gulf Minerals Canada and Vice
President of Pittsburgh & Midway Coal Company.

    F. STEVEN MOONEY was elected as a director of the Company on June 7, 1993. Mr. Mooney recently retired as
President of Cyprus Copper Company, a division of Cyprus Minerals Company where he had worked since 1986, first as a Vice President/General Manager and, beginning in 1989, as President. Prior to that, Mr. Mooney worked eighteen years for Gulf Mineral Resources Company, a division of Gulf Oil Corporation, eventually as Executive Vice President. Since November 1993, Mr. Mooney has been President of Thompson Creek Mining Co., Inc., Manager and Chief Executive Officer of Thompson Creek Metals Co., LLC, and Manager and Partner of Langeloth Metallurgical Co.

    THOMAS D. MUELLER was elected as a director of the Company on June 3, 1994. Mr. Mueller has served as President of
Crown Technology Corporation since 1974 and as President of both
Klemm Products Co. and Central Compounding Company since
1984.  He holds a Doctor of Jurisprudence degree from the Loyola
University of Chicago College of Law.

    TOSHIAKI TANAKA has served as a director of the Company since June 1987. Mr. Tanaka is a retired business executive and is the owner and founder of Boulevard Saimin Restaurant, Honolulu, Hawaii, which was established in 1957.

    JOHN A. BIELUN was appointed Vice-President of Finance and Administration on October 19, 1992. From May 1989 to October 1992, he was employed by Allegheny & Western Energy Corporation as both Vice-President of Finance and as the President of a wholly-owned gas marketing subsidiary. From November 1987 to April
1989, Mr. Bielun was the Director of Finance and Administration for Burger Boat Company, Inc. Previous employment includes positions with Sun Company, White River Shale Oil Corporation (a Sun
Company joint venture) and the Penn Central Corporation. Mr. Bielun is a Certified Public Accountant.

    JAMES S. GOFF was appointed Vice-President of Engineering and Construction in April 1992. Mr. Goff was previously employed by Bonneville Pacific Corporation as Vice-President of Engineering and Construction for six years. Prior to that, Mr. Goff was Construction Manager for White River Shale Oil Corporation and Manager of Construction-USA for Eaton Corporation. From 1974 to 1979, Mr. Goff worked for Davy McKee, Inc., as the General
Manager in charge of the engineering and construction of Kennecott Copper Corporation's Utah smelter project.

    BRIAN K. JONES was appointed Vice-President of Exploration in February 1995. Mr. Jones has been employed by the Company since 1992, initially as a consulting geologist and, starting in 1993, as Chief Geologist. Mr. Jones has over twenty years of experience in mineral exploration in North and South America. Since 1988, Mr. Jones has worked as an independent consultant in the mining industry for clients including Hecla Mining Company, Kennecott
Copper Corporation and BHP - International. Previous employment includes positions with Bear Creek Mining Company and Exxon
Minerals Company.

    MARGO R. BERGESON joined the Company on September
1, 1993 as Director - Investor/Public Relations, Director - Human Resources and Assistant Corporate Secretary. Ms. Bergeson was appointed Corporate Secretary on September 9, 1994. From April 1989 to March 1993 she was employed by Bonneville Pacific Corporation in Investor Relations and later as Manager of Public Relations, Manager Human Resources and Corporate Secretary of its wholly-owned subsidiary Recomp, Inc. Ms. Bergeson's background also includes service with White River Shale Oil Corporation, IBM, and several years as an independent business owner.

    For the business biographies of Mr. Pratt, Mr. Gilges and Dr.
Henrie, see ELECTION OF DIRECTORS - Nominees and
Information.

REPORTS UNDER SECTION 16(A) OF THE SECURITIES
EXCHANGE ACT OF 1934.

    Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities
Dealers Automated Quotations System ("NASDAQ") and to furnish the Company with copies.

    Based on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during 1994 all filing requirements under Section 16(a) were complied with except that one report, covering one transaction apiece, were filed late by Messrs. Pratt, Bielun, Goff and Ms. Bergeson and two reports, covering six transactions, were filed late by Mr. Mueller.

              BOARD OF DIRECTOR MEETINGS AND COMMITTEES

    In 1994, there were five meetings of the Board of Directors.
All of the directors except for Mr. F. Steven Mooney attended at least 75% of the five meetings. Mr. Mooney attended three of the five meetings.

    The Board of Directors has a standing Audit Committee,
Compensation Committee and Nominating Committee.  The Audit
Committee and the Compensation Committee met twice during 1994.
The Nominating Committee met once during 1994.

    The responsibilities of the Audit Committee include: (1) the recommendation of the selection and retention of the Company's independent public accountants; (2) the review of the independence of such accountants; (3) the review of the Company's internal control system; and, (4) the review of the Company's annual financial report to stockholders. The Audit Committee is comprised of Messrs. F. Steven Mooney, Chairman, Ralph N. Gilges and John A. Keily. No member of the Audit Committee is an officer of the Company.

    The Compensation Committee makes recommendations to the Board concerning specific and general matters of management compensation. Its task is to review management compensation policies and practices, determine incentive compensation awards and officer salary adjustments. The Compensation Committee is comprised of Mr. Iwao Ino, Chairman, Dr. Thomas A. Henrie and Mr.
Thomas D. Mueller. No member of the Compensation Committee is an officer of the Company.

    The Nominating Committee makes recommendations to the Board concerning the recruitment, selection and retention of directors. All nominees must be approved by a majority of the Board. Messrs. Robert N. Pratt and John A. Keily serve as members of the Nominating Committee. The Nominating Committee considers nominees recommended to it in writing by stockholders and sent to the Secretary of the Company.

                             STOCK OWNERSHIP

    The Company knows of no beneficial owner of five percent or more of the Company's common stock nor does it know of any arrangement which may at a subsequent date result in a change of control of the Company.

    The following table sets forth the number of shares of the Company's common stock beneficially owned as of March 31, 1995, by each director and by all directors and executive officers, as a group, as reported by each such person.


        Name of              Amount and Nature of          Percent of
     Beneficial Owner      Beneficial Ownership  (1)        Class
  ----------------------   -------------------------        ---------
    Robert N. Pratt                474,358   (2)              1.73%
    Ralph N. Gilges                 18,933                       *
    Thomas A. Henrie                26,667                       *
    Iwao Ino                       109,579                       *
    John A. Keily                   38,333                       *
    F. Steven Mooney                24,033                       *
    Thomas D. Mueller              169,100   (3)                 *
    Toshiaki Tanaka                457,852   (4)              1.64%

    All directors and officers
    as a group (12 persons)      1,397,855   (2)(3)(4)(5)     4.92%


* Represents less than 1% of the Company's common stock outstanding.

(1) Except as otherwise noted below, to the knowledge of the Company, each beneficial owner named above has sole voting power.

(2) Includes 375,000 shares that are unissued but with respect to which Mr. Pratt has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this Proxy Statement. Excludes 1,300 shares of common stock held by one of Mr. Pratt's children, as to which Mr. Pratt disclaims any beneficial interest.

(3) Includes 25,000 shares owned by a corporation which Mr. Mueller controls. Excludes 5,500 shares owned by Mr. Mueller's spouse, 41,700 shares held in custodianship by Mr. Mueller's spouse for Mr. Mueller's children and 5,834 shares owned by Mr. Mueller's children, as to all of which Mr. Mueller disclaims any beneficial interest.

(4) Includes 231,605 shares of common stock held in trust for Mr. Tanaka's spouse, as to which Mr. Tanaka has a beneficial interest.

(5) Includes 40,000 shares that are unissued but with respect to which Mr. Bielun has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this Proxy Statement.

                 COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information with respect to all compensation paid by the Company in 1994, 1993 and 1992 to the Company's Chief Executive Officer and other executive officers whose total remuneration exceeded $100,000 for the year ended December 31, 1994.


                 SUMMARY COMPENSATION TABLE

                                               Securites
Name and Principal        Annual               Underlying    All Other
Position                   Year      Salary    Options #   Compensations
- - ------------------------  -------   --------   --------     ----------
Robert N. Pratt  (1)       1994     $196,157    148,000     $42,051 (2)
  Chief Executive Officer  1993     $180,070          0     $ 8,991 (3)
                           1992     $177,358          0     $10,000 (4)

John A. Bielun  (5)        1994     $125,624     92,000     $ 9,769 (6)
  Chief Financial Officer  1993     $115,045          0     $36,577 (7)
                           1992     $ 19,297     80,000     $     0

 (1) Mr. Pratt has been a director of the Company since 1987. On October 16, 1991, he became President and Chief Operating Officer of the Company, and, on January 1, 1992, assumed the position of Chairman and Chief Executive Officer.

 (2) Represents relocation costs incurred by Mr. Pratt and paid for by the Company plus matching contributions made by the Company on behalf of Mr. Pratt to the Company's 401K
         Retirement Plan.

 (3) Represents matching contributions made by the Company on behalf of Mr. Pratt to the Company's 401K Retirement Plan.

 (4) Represents the market value of 10,000 shares of restricted stock granted to Mr. Pratt as compensation for services rendered as a director prior to his appointment as an officer of the Company.

 (5)     Mr. Bielun was hired as Vice President of Finance and
         Administration on October 19, 1992.

 (6) Represents relocation costs incurred by Mr. Bielun and paid for by the Company plus matching contributions made by the Company on behalf of Mr. Bielun to the Company's 401K
         Retirement Plan.

 (7) Represents relocation costs incurred by Mr. Bielun and paid for by the Company.

STOCK OPTION GRANTS

                                                               Potential
                                                           Realizable Value
                    Number of                              at Assumed Annual
                     Shares                               Rates of Stock Price
                   Underlying % of Total                      Appreciation
                     Options  Options   Exercise            for Option Term
                     Granted Granted to  Price  Expiration -----------------
Name                    #    Employees   ($/Sh)    Date     5%($)    10% ($)
- - ------------------   -------  --------   -------  -------  -------   -------

Robert N. Pratt (1)  148,000   20.49    1.34375   6/16/04  125,073   316,954

John A. Bielun (2)    92,000   12.74    1.34375   6/16/04   77,748   197,025

 (1) 50% of the Stock Options are exercisable on June 16, 1995 and the remaining 50% are exercisable on June 16, 1996.

 (2) 25% of the Stock Options are exercisable on June 16, 1995 and an additional 25% are exercisable on June 16 of each year thereafter through 1998.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth information as to the unexercised options to purchase the Company's common stock held by the officers named in the Summary Compensation Table and the value of the options at December 31, 1994. No options were exercised by the named Executive Officers during 1994.


              OPTION VALUES AS OF DECEMBER 31, 1994

                                                          Value of
                                                         Unexercised
                           Number of Unexercised    In-the-Money Options at
                 Exercise   Options at year-end          Year-End   (1)
Name              Price   Exercisable Unexercisable  Exercisable Unexercisable
- - ---------------   -----   -------------------------  -------------------------
Robert N. Pratt   $ .75       375,000    125,000        $152,344   $50,781
                  $1.34             -    148,000             N/A       N/A
John A. Bielun    $ .75        40,000     40,000        $ 16,250   $16,250
                  $1.34             -     92,000             N/A       N/A

 (1) The closing price of the Company's common stock as obtained from the NASDAQ Stock Market Summary of Activity on December 31, 1994, was $1-5/32 per share.

COMPENSATION OF DIRECTORS

    A director who is an employee of the Company receives no additional compensation for services as a director. Directors who are not employees of the Company receive 10,000 shares of common stock in the Company or 80% of their market value equivalent in cash annually, $750 for each Board meeting attended and $500 for each committee meeting attended. Each director is also reimbursed for all reasonable expenses incurred in attending such meetings. If a director serves for a period of less than an entire fiscal year, such director's annual compensation is prorated accordingly.

EMPLOYMENT CONTRACTS

    In October 1991, the Company retained the services of Robert N.
Pratt initially as President and Chief Operating Officer of the Company. Effective January 1992, Mr. Pratt was appointed as Chairman of the
Board of Directors and Chief Executive Officer of the Company. Under the terms of Mr. Pratt's employment agreement, he is to receive a base annual salary of $180,000, subject to a minimum 7% increase on January 1, 1993, 1994 and 1995. As a signing bonus, Mr. Pratt was also granted options to purchase 125,000 shares of the Company's stock on October 15, of 1992, 1993, 1994 and 1995, for a total option of 500,000 shares, at a price of $.75 per share. Each annual option has a four year exercise period.

    If, prior to October 15, 1995, Mr. Pratt is removed from the position of Chairman and Chief Executive Officer or is terminated other than by voluntary resignation or for cause (as defined in the agreement), he is to receive a lump sum payment of the remaining salary plus minimum increases due to him through October 15, 1995, plus any and all of his unexercisable stock options are to become immediately exercisable.

    Should Mr. Pratt become disabled (as defined in the agreement), he is to receive his full salary for the first nine months of disability, one-half salary for the next nine months and one-fourth salary for the next nine months; provided, however, that no such compensation shall be payable after October 15, 1995. If Mr. Pratt dies during the term of the agreement, his estate is to receive an amount equal to one year's salary.

    In the event of a change in control (as defined in the agreement), Mr. Pratt is to receive an amount equal to 2.9 times the average annual sum of his salary and bonuses prior to the date of the change in control, as reduced by the least amount, if any, required in order to avoid any loss of a tax deduction by the Company.

    Mr. Pratt voluntarily waived his right under the agreement to a minimum 7% increase in salary for 1993.

    In October 1992, the Company retained the services of John A.
Bielun as Vice President of Finance and Administration. Under the terms of Mr. Bielun's employment agreement, he is to receive a base annual salary of $115,000 plus a $350 per month car allowance. As a signing bonus, Mr. Bielun was also granted options to purchase 20,000 shares of the Company's stock on October 19, 1993, 1994, 1995 and 1996, for a total option of 80,000 shares, at a price of $.75 per share. Each annual option has a four year exercise period.

    If prior to October 15, 1995, Mr. Pratt ceases to hold his positions as Chairman, President and Chief Executive Officer of the Company, Mr.
Bielun may elect to receive a lump sum payment of the remaining salary due to him through October 15, 1995, and elect to have any and all of his unexercisable stock options become immediately exercisable.

    Should Mr. Bielun die during the term of the agreement, his estate is to receive an amount equal to one year's salary.

    In the event of a change in control (as defined in the agreement), Mr. Bielun is to receive an amount equal to 2.9 times the average annual sum of his salary and bonuses prior to the date of the change in control, as reduced by the least amount, if any, required in order to avoid any loss of a tax deduction by the Company.

    Mr. Bielun voluntarily waived his right under the agreement to receive a car allowance in 1992 and 1993.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors (the
"Committee") is responsible for setting and administering the policies that govern the compensation of the executive officers of the Company. The Committee is comprised of three outside directors appointed annually by the Board of Directors.

    The primary objectives of the Company's executive compensation program are: to attract and retain key executives who are critical to the long-term success of the Company, to provide an economic framework that will motivate executives to achieve goals consistent with the Company's business strategy, to reward performance that benefits all stockholders, and to provide a compensation package that recognizes individual results and contributions to the overall success of the Company.

    The Company's policy objectives are that the Company pay base salaries that are competitive with those paid by comparable companies in the mining industry, and that the Company pay bonuses, if it can, when individual performance or other circumstances warrant special recognition.

    At the end of each year, the Committee evaluates each individual officer's performance, corporate performance and stock price appreciation in order to determine whether to authorize salary increases or the payment of bonuses to executive officers.

    In 1994, the Company reported its first operating profit since 1988 and increased its proven and probable reserves as follows: 1) gold - from 110,541 ounces to 929,056 ounces; 2) silver - from 567,440 ounces to 3,731,656 ounces; 3) copper - from 4,954,000 pounds to 491,758,000 pounds; and, 4) molybdenum - from no reserves to 15,744,000 pounds.
As a result of this accomplishment, Mr. Pratt was awarded an option to acquire 148,000 shares of the Company's stock at an exercise price of $1.34 per share and Mr. Bielun was awarded an option to acquire 92,000 shares of the Company's stock at an exercise price of $1.34 per share plus was given a 7% salary increase. Mr. Pratt also received a salary increase in 1994, as provided for under the terms of his employment contract.

Iwao Ino, Chairman
Thomas A. Henrie
Thomas D. Mueller

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock to that of the NASDAQ Market Index and an index of a group of peer companies engaged in precious and base metal mining.




COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
ALTA GOLD CO., NASDAQ MARKET INDEX AND PEER GROUP
INDEX.



X-Axis:     Years  -  1990, 1991, 1992, 1993, & 1994

Y-Axis:     Dollars  -  0, 20, 40, 60, 80, 100, 120 & 140



LINE GRAPH - Critical Points



Y-AXIS                 X-AXIS:   1990  1991  1992   1993  1994
- - ------                 ------    ----  ----  ----   ----  ----
NASDAQ Market Index               80   104    105    126   131

Peer Group Index                  71    44     40     65    46

Alta Gold Co.                     34    13      9     20    21


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In accordance with the Company's relocation policy, Mr. Pratt received a relocation loan in the amount of $125,250 in 1993 and Mr. Bielun received a relocation loan in the amount of $125,000 in February 1994.

     The relocation loans accrue interest at 6% and must be repaid upon the sale of the employee's former residence. Mr. Pratt's loan was paid in full in March 1995 and Mr. Bielun's loan was paid in full in April 1994.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, as the Company's independent public accountants for 1995 at the recommendation of the Audit Committee. Representatives of Arthur
Andersen LLP will be present at the 1995 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                          STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Proxy Statement and for consideration at the Annual Meeting, stockholder proposals must be submitted on a timely basis. Proposals for the 1996 Annual Meeting of Stockholders must be received by the Company no later than November
30, 1995. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


                            OTHER MATTERS

     The Board of Directors is not aware of any other business which may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote all proxies in accordance with their best judgment on such matters.

                       BY ORDER OF THE BOARD OF DIRECTORS


                       Margo R. Bergeson
                       Secretary


April 20, 1995



A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO THE DIRECTOR - INVESTOR RELATIONS OF THE COMPANY, 601 WHITNEY RANCH DRIVE, SUITE 10, HENDERSON, NEVADA 89014

                        PROXY FOR ALTA GOLD CO.
                  1995 ANNUAL MEETING OF STOCKHOLDERS
                            June 9, 1995



     The undersigned stockholder of Alta Gold Co. hereby appoints John
A. Bielun and Margo R. Bergeson, and each of them, as proxies with full power of substitution, to represent the undersigned and to vote, as directed below, all of the common shares of Alta Gold Co., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alta Gold Co. to be held on June 9, 1995, and at any and all adjournments and postponements thereof.

     1.  ELECTION OF DIRECTORS

         \ \ FOR all nominees listed below; except as marked to the contrary in accordance with the instruction below.

         \ \ WITHHOLD AUTHORITY to vote for all nominees listed below.

     Nominees: ROBERT N. PRATT, RALPH N. GILGES AND DR. THOMAS A. HENRIE

(Instruction:  To withhold authority to vote FOR any individual nominee strike a line through the nominee's name in the list above.)

     2. In their discretion, on such other matters as may properly come before the Meeting, including the election of any person to any position for which a bona fide nominee is named in the Proxy Statement and such person is unable to serve or for good cause will not serve.

     This proxy is solicited on behalf of the Board of Directors of Alta Gold Co. and, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR proposal 1.

                                          Date
                                               ---------------------------

                                          --------------------------------

                                          --------------------------------
                                          (Signature of Stockholder)

                                          Please sign exactly as your name
                                          appears herein.  Where shares are
                                          held jointly in names of two or
                                          more persons ALL should sign.  When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give your full title.  If a
                                          corporation, please sign full
                                          corporate name by duly authorized
                                          officer.  If a partnership, please
                                          sign in full partnership name by
                                          authorized partner.



Please mark, sign, date and return this Proxy promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.